UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 11, 2005


                          AMERICAN STATES WATER COMPANY
             (Exact name of registrant as specified in its charter)


          California                     001-14431               95-4676679
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
 incorporation or organization)                              Identification No.)

    630 East Foothill Blvd.
    San Dimas, California                                           91773
(Address of principal executive                                   (Zip Code)
           offices)

       Registrant's telephone number, including area code: (909) 394-3600

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     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing requirement of the registrant under any of the following provisions (see General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                            Section 7 - Regulation FD


Item 7.01. Regulation FD Disclosure

On October 11, 2005 American States Water Company announced that the California Public Utility Commission ("CPUC") approved an Advice Letter allowing AWR's Golden State Water Company ("GSWC") subsidiary to impose temporary surcharges in their Region III water service area to recover an under-collection of $2.9 million recorded in the supply cost memorandum account between November 2001 and December 2003. The surcharges will go into effect on October 11, 2005 and are expected to recover the $2.9 million over a twelve month period. This will result in an increase to pre-tax income of $2.9 million in the fourth quarter of 2005.

This Form 8-K and the attached exhibit are furnished to, but not filed with, the Securities and Exchange Commission.


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                  Section 9 - Financial Statement and Exhibits

Item 9.01. Financial Statements and Exhibits

Exhibit No.      Description
-----------      -----------
99.1             Press Release: American States Water Company Announces Approval
                 by the CPUC to Recover Previously Incurred Supply Costs


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


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                AMERICAN STATES WATER COMPANY

Date: October 11, 2005                              /s/ Robert J. Sprowls
                                             -----------------------------------
                                                       Robert J. Sprowls
                                             Sr. Vice President, Chief Financial
                                               Officer, Treasurer and Corporate
                                                           Secretary


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